UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN A PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other that the Registrant /   /

Check the appropriate box:
/  X / Preliminary Proxy Statement
/   / Confidential for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
Definitive Proxy Statement
/   / Definitive Additional Materials
/   / Soliciting Material Pursuant to ss.14a-12

                               MERISEL, INC.
                (Name of Registrant as Specified in Its Charter)

                                  N/A
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): N/A

/ X  / No fee required.
/    / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
         (1) Title of each class of securities to which transaction applies:
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         (2) Aggregate number of securities to which transaction applies:
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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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         (4) Proposed maximum aggregate value of transaction:
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         (5) Total fee paid:
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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(4) Date Filed:

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




                                  MERISEL, INC.



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD OCTOBER 27, 2004


TO OUR STOCKHOLDERS:


         The Annual Meeting of Stockholders (the "Annual Meeting") of Merisel, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, October 27, 2004, at 10:00 a.m., Los Angeles time, at the Company's headquarters located at 200 Continental Blvd, El Segundo, California, 90245 for the following purposes as further described in the accompanying Proxy Statement:


         1. To approve an amendment (the "Charter Amendment") to the Company's Restated Certificate of Incorporation which would decrease the number of authorized shares of the Company from 151,000,000 to 31,000,000;

         2. To elect two Class I directors to the Board of Directors to serve until the third succeeding annual meeting of stockholders;

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on September 22, 2004 as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof, and only record holders of Common Stock at the close of business on that day will be entitled to vote. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 is enclosed with this Notice of Annual Meeting but is not to be considered part of the proxy soliciting material.

         All stockholders are cordially invited to attend the Annual Meeting and vote in person. Whether or not you expect to attend the Annual Meeting, to ensure your representation at the Annual Meeting, please mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she previously returned a proxy.


                                         By Order of the Board of Directors


                                        /s/Lesley A. Mobbs
                                        ------------------------------------
                                         Lesley A. Mobbs
                                         Secretary


El Segundo, California
September 14, 2004

                                  MERISEL, INC.
                            200 Continental Boulevard
                          El Segundo, California 90245

                                 PROXY STATEMENT


                               GENERAL INFORMATION

         This Proxy Statement is being sent on or about September 28, 2004 in connection with the solicitation of proxies by the Board of Directors of Merisel, Inc., a Delaware corporation (the "Company" or "Merisel"). The proxies will be voted at the Company's Annual Meeting of Stockholders (the "Annual Meeting"), which will be held on October 27, 2004, at 10:00 a.m., Los Angeles time, at the Company's headquarters located at 200 Continental Blvd., El Segundo, California, 90245, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The record date for the Annual Meeting is the close of business on September 22, 2004 (the "Record Date"), and all holders of record of Merisel's common stock, par value $0.01 per share (the "Common Stock"), on the Record Date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting, or at any adjournment thereof. The Company's principal executive offices are located at 200 Continental Blvd., El Segundo, California 90245, and its telephone number is
(310) 615-3080.

         A proxy form for use at the Annual Meeting is enclosed. Whether or not you plan to attend the Annual Meeting in person, please date, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope provided in order to ensure that your shares will be voted at the Annual Meeting. Any stockholder who returns a proxy has the power to revoke it at any time prior to its effective use by filing an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of the Company or by attending the Annual Meeting and voting in person. Unless contrary instructions are given, any such proxy, if not revoked, will be voted at the Annual Meeting,
(i) to approve an amendment to the Company's Restated Certificate of Incorporation to decrease the authorized shares of capital stock of the Company,
(ii) for the Director nominees named herein, and (iii) with regard to all other matters in the discretion of the persons named in the accompanying form of proxy.

         The only voting securities of the Company are the outstanding shares of Common Stock. At the Record Date, approximately [7,623,868] shares of Common Stock were outstanding and there were approximately [870] stockholders of record. The holders of record of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. As to all matters, each holder of Common Stock is entitled to one vote for each share of Common Stock held. Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

  The voting requirements for the proposals the Company will consider at the meeting are:

  1. Approval of amendment to the Certificate of Incorporation of the Company. A majority of the shares present in person or by proxy at the meeting and entitled to vote on this matter must vote to approve the amendment to the Company's Certificate of Incorporation to decrease the number of authorized shares of capital stock, and the total votes to approve this amendment must represent over 50% of the total number of outstanding shares of Common Stock. Abstentions count as votes cast and have the effect of a vote against the amendment to the Company's Certificate of Incorporation.

  2. Election of Directors. The director nominees who receive the greatest number of votes at the Annual Meeting will be elected to the Board of Directors of the Company. Stockholders are not entitled to cumulate votes. Votes against a candidate and votes withheld have no legal effect with respect to the election of directors. In matters other than the election of directors, abstentions are counted as votes against in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

         The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by Merisel. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitation. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.

                                 PROPOSAL NO. 1



                                CHARTER AMENDMENT

         The Company's Board of Directors unanimously adopted an amendment to the Company's Certificate of Incorporation to decrease the number of authorized shares of capital stock of the Company from 151,000,000 to 31,000,000 (the "Charter Amendment"), subject to stockholder approval. The form of Charter Amendment is set forth in its entirety in Annex I to this Proxy Statement. The final text of the Charter Amendment is subject to change in order to meet the requirements as to form that may be requested or required by the Secretary of State's Office of the State of Delaware.

         As of Record Date, the Company had authorized capital stock of 151,000,000 shares, including 150,000,000 shares of common stock, $.01 par value ("Common Stock") and 1,000,000 shares of preferred stock, $.01 par value (the "Preferred Stock"), 300,000 of which have been designated as convertible preferred stock ("Convertible Preferred"). Also as of such date the Company had [7,623,868] shares of Common Stock and 150,000 shares of Convertible Preferred outstanding.

         The Charter Amendment, upon filing with the Secretary of State of Delaware, would amend the Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 150,000,000 to 30,000,000 shares. The Charter Amendment will not affect the number of authorized shares of preferred stock of the Company or the par value per share of Common Stock or Preferred Stock. If the requisite approval by the Stockholders is obtained, the Charter Amendment will be effective upon the date of filing of the Charter Amendment with the Delaware Secretary of State. The voting and other rights of the Common Stock will not be altered by the Charter Amendment.

         The Board believes that the decrease in the authorized shares of capital stock is in the best interests of the Company since it will reduce the Company's annual Delaware franchise tax by approximately $118,000 per year. Additionally, the Board believes that 30,000,000 shares of Common Stock are sufficient for the Company's needs for future stock issuances.

         The Charter Amendment will not be effective unless and until it is filed with the Secretary of State of the State of Delaware. The Board has reserved the right, pursuant to Section 242(c) of the Delaware General Corporation Law, to abandon such amendment even if the Charter Amendment is authorized by the Stockholders. However, if the Charter Amendment is authorized by a vote of the Company's Stockholders, the Board intends to file the Charter Amendment with the Delaware Secretary of State.



         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE CHARTER AMENDMENT.

                                 PROPOSAL NO. 2

                              ELECTION OF DIRECTORS

         The Board of Directors presently consists of seven members divided into three classes serving staggered terms, with one class of directors elected annually. Each of Class I and Class III consists of two directors and Class II consists of three directors. At present there are two vacancies, one in each of Class II and III. The Board of Directors intends to appoint at least one individual who meets the independence requirements of the Securities and Exchange Commission, or the SEC, and the National Association of Securities Dealers, Inc., or the NASD, to fill one of these two vacancies before the Annual Meeting. The Board of Directors has determined that the Company is a "controlled company" under the NASD rules because over 50% of the Company's common stock is held by one entity, Phoenix Acquisition Company II, L.L.C. Accordingly, the Company is not required to, and does not, have a majority of independent directors on its board and does not have compensation or nominating committees comprised solely of independent directors. The Board of Directors has determined that Dr. Miller and Mr. Schoenberg meet the independence requirements of the SEC and NASD.

 At the Annual Meeting, the term of the present directors constituting Class I will expire. The term of the directors in Class II extends through the next succeeding annual meeting of stockholders, and the term of directors in Class III extends through the second succeeding annual meeting of stockholders. The table below indicates the names of the directors in each class.

               Class I                                  Class II                              Class III
               -------                                  --------                              ---------
           Albert J. Fitzgibbons III               Bradley J. Hoecker                     Timothy N. Jenson

           Lawrence J. Schoenberg                  Dr. Arnold Miller

         The Board of Directors has nominated the incumbent Class I directors named above for election as Class I directors at the Annual Meeting. The nominees have consented to being named in this Proxy Statement as a nominee for election as directors and have agreed to serve as a director if elected. The directors elected at the Annual Meeting will be elected for a term that will expire at the third succeeding Annual Meeting of Stockholders.

         If, by reason of death or other unexpected occurrence, such nominee should for any reason become unavailable for election (although management knows of no reason to anticipate that this will occur), the persons named in the accompanying form of proxy may vote for the election of such substitute nominee as the Board of Directors may propose. The accompanying form of proxy contains a discretionary grant of authority with respect to this matter. No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director.

Information Regarding Nominees, the Board of Directors and Executive Officers

         The nominees for election as Class I directors, all current Class II and III directors and Executive Officers are listed below, together with their ages and all Company positions and offices currently held by them at September 13, 2004.

              Name                         Age          Position
              ----                         ---          --------
Albert J. Fitzgibbons III.......           59           Director
Bradley J. Hoecker..............           42           Director
Timothy N. Jenson...............           45           Director, Chief Executive Officer, President, Chief
                                                        Financial Officer and Assistant Secretary
Dr. Arnold Miller...............           76           Director
Lawrence J. Schoenberg..........           72           Director
Allyson Vanderford..............           36           Vice President- Finance, Treasurer and Assistant Secretary

         Albert J. Fitzgibbons III has been a member of the Board of Directors since December 1997. Mr. Fitzgibbons is a Partner and a Director of Stonington Partners, Inc. ("Stonington"), and a Partner and a Director of Stonington Partners, Inc., II ("Stonington II"), positions that he has held since 1993. He served as a Director of Merrill Lynch Capital Partners, Inc. ("MLCP"), a private investment firm associated with Merrill Lynch & Co. ("ML&C"), from 1988 to May 2001 and a Consultant to MLCP from 1994 to December 2000. He was a Partner of MLCP from 1993 to 1994 and Executive Vice President of MLCP from 1988 to 1993. Mr. Fitzgibbons was also a Managing Director of the Investment Banking Division of ML&C from 1978 to July 1994.

         Bradley J. Hoecker has been a member of the Board of Directors since December 1997. Mr. Hoecker is a Partner and Director of Stonington and a Partner and Director of Stonington II since 1997. Prior to being named partner in 1997, Mr. Hoecker was a Principal of Stonington since 1993. He was a Consultant to MLCP from 1994 to December 2000 and was an Associate in the Investment Banking Division of MLCP from 1989 to 1993.

         Timothy N. Jenson joined the Company in 1993 as Vice President and Treasurer and was elected Senior Vice President - Finance in 1998. Mr. Jenson became Chief Financial Officer in August 1998 and was elected Executive Vice President in January 2000. Mr. Jenson was appointed Chief Executive Officer and President and elected to the Board of Directors in April 2001. From 1989 to 1993, Mr. Jenson served as Vice President at Citicorp North America, Inc. where he provided financial services, banking products and advisory services to multinational companies, including the Company. Previously, Mr. Jenson served as Vice President of Corporate Banking at Bank of America for five years.

         Dr. Arnold Miller was elected to the Board of Directors in August 1989. Since its formation in 1987, he has been President of Technology Strategy Group, a consulting firm organized to assist businesses and government in the fields of corporate strategy development, international technology transfer and joint ventures, as well as business operations support. Prior to forming Technology Strategy Group, Dr. Miller was employed at Xerox Corporation, a computer products and information services company, for 14 years, where his most recent position was Corporate Vice President with responsibility for worldwide electronics operations.

         Lawrence J. Schoenberg was elected to the Board of Directors following the acquisition by the Company of Microamerica, Inc. ("Microamerica") in April 1990. Mr. Schoenberg had previously served as a director of Microamerica from 1983 to April 1990. From 1967 through 1990, Mr. Schoenberg served as Chairman of the Board and Chief Executive Officer of AGS Computers, Inc. ("AGS"), a computer software company. From January to December 1991, Mr. Schoenberg served as Chairman and as a member of the executive committee of the Board of Directors of AGS. Mr. Schoenberg retired from AGS in 1992. Mr. Schoenberg is also a director of Government Technology Services, Inc., a reseller and integrator for the federal government, and a director of Cellular Technology Services, Inc., a software company.

         Allyson Vanderford joined the Company in April 1998 as Manager of Financial Planning and Analysis. In December 1999 she was promoted to the position of Director of Financial Planning and Analysis and in April 2001, she was appointed Vice President, Finance and Treasurer. From 1995 to 1998, Ms. Vanderford was employed by the auditing firm of Deloitte & Touche, LLP where she held the positions of staff accountant and senior accountant. From 1992 to 1995, Ms. Vanderford was employed by the Company. During such time Ms. Vanderford held various positions, including Senior Staff Accountant and General Accounting Supervisor.

         There are no family relationships among the Company's directors or executive officers. There are no material proceedings to which any of our directors or executive officer or any of their associates, is a party adverse to the Company or any of its subsidiaries, or has a material interest adverse to the Company or any of its subsidiaries.

         To the Company's knowledge none of the Company's directors or executive officers has been convicted in a criminal proceeding during the last five years (excluding traffic violations or similar misdemeanors), and none of the Company's directors or executive officers was a party to any judicial or administrative proceeding during the last five years (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Committees and Meetings of the Board of Directors

         The Company's Board of Directors met nine times during 2003. Each incumbent director attended 75% or more of the aggregate of (i) the total number of meetings held by the Board of Directors and (ii) the total number of meetings held by all Committees of the Board of Directors on which he served.


         Compensation Committee

         The Board of Directors maintains a Compensation Committee, which is currently comprised of Messrs. Schoenberg and Fitzgibbons and Dr. Miller. The Compensation Committee met one time during 2003. The Compensation Committee's primary purposes are to establish policies relating to the compensation of the Company's executive officers and other key employees, administer the Company's compensation plans, including employee stock option plans, and consider and make recommendations to the Board of Directors concerning other compensation matters. The Compensation Committee is authorized to make recommendations to the Board of Directors concerning the compensation of the Company's Chief Executive Officer, to determine the compensation of the Company's President, Chief Operating Officer, Chief Financial Officer and other executive officers, to approve on an annual basis the Company's management bonus plan and to make grants of stock options and other stock-related incentive compensation awards.

         Nominating Committee

         The Board of Directors maintains a Nominating Committee, which is currently comprised of Messrs. Schoenberg, Fitzgibbons and Hoecker. The purposes of the Nominating Committee are to recommend persons for membership on the Board and to establish criteria and procedures for the selection of new directors. The Committee members evaluate candidates and make recommendations based on the needs and best interests of the Company. Nominating Committee members conduct appropriate and necessary inquiries into the backgrounds and qualifications of candidates and consider the candidate's business experience and skills, independence, judgment and ability and willingness to commit sufficient time and attention to the activities of the Board. At a minimum, candidates must possess high personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company and its stockholders. The Nominating Committee will consider candidates for nomination as director who are recommended by the Company's stockholders, and will not evaluate any candidate differently solely because he or she was recommended by a stockholder. To recommend a prospective candidate for consideration by the Nominating Committee, stockholders should submit the candidate's name and qualifications to the Nominating Committee, care of the Company's Secretary at Merisel, Inc., 200 Continental Blvd., El Segundo, California 90245. The Secretary will forward this information to the Nominating Committee members. The Company has not utilized any third parties in the selection of its nominees. The Nominating Committee did not meet during 2003. No candidates have been nominated during 2003 by a stockholder holding 5% or more of the Company's common stock. The Nominating Committee has not adopted a charter.

         Audit Committee

         The Board of Directors maintains an Audit Committee, which is currently comprised of Dr. Miller and Messrs. Hoecker and Schoenberg. Prior to the Annual Meeting, the Board of Directors intends to appoint at least one additional independent director to fill a vacancy on the Board and appoint such director to the Audit Committee to replace Mr. Hoecker, who is not independent under the SEC and NASD requirements.

The Audit Committee met five times in 2003. The duties of the Audit Committee include, among other things, reviewing the Company's annual and quarterly financial statements and the results of each audit and quarterly review by the Company's independent accountants, consulting and meeting with the Company's independent accountants, auditors and Chief Financial Officer and other finance and accounting personnel concerning various matters, including the adequacy of internal controls, reviewing potential conflict of interest situations, where appropriate, and reporting and making recommendations to the full Board of Directors regarding such matters. Additionally, the Audit Committee has sole authority to retain, determine funding for, and oversee the Company's independent accountants. The Audit Committee operates under a written charter adopted by the Board of Directors, which was filed with the 2003 Proxy Statement.

         The Board of Directors has designated Lawrence Schoenberg, an independent director, as its "audit committee financial expert" as defined in
Item 401(h) of Regulation S-K. Mr. Schoenberg has an MBA in accounting from the Wharton School, was the Chief Financial Officer of AGS, the chairman of the audit committee of several public companies and has sat on several committees of the American Institute of Certified Public Accountants.


         Merisel, Inc. 2003 Audit Committee Report

         The Audit Committee has been established for the purpose of overseeing the Company's accounting and financial reporting processes on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the Company's financial statements; accounting and financial reporting principles; internal controls; and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Deloitte & Touche LLP ("D&T"), the Company's independent accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America. In accordance with the Sarbanes-Oxley Act, the Audit Committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company's independent accountants.

         In accordance with existing Audit Committee policy and the more recent requirements of the Sarbanes-Oxley Act, all services to be provided by D&T are subject to pre-approval by the Audit Committee. This includes audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget. In other cases, Dr. Miller, as the Designated Member, has the delegated authority from the Audit Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee. See "Relationship with and Fees of Independent Public Accountants" for more information regarding fees paid to D&T for services in fiscal years 2003 and 2002.

         In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management of the Company and D&T the audited consolidated financial statements of the Company for the year ended December 31, 2003. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. In addition, the Audit Committee has discussed with D&T the matters required by Statements on Auditing Standards No. 61 and Rule 2-07 of Regulation S-X (Communication with Audit Committees) and, with and without management present, discussed and reviewed the results of the independent accountants' examination of the consolidated financial statements.

         The Audit Committee has also received and reviewed the written disclosures and the letter from D&T required by Independence Standards Board Standard No. 1 and the Audit Committee has discussed with D&T its independence from the Company.

         Based on the foregoing review and discussions and a review of the report of D&T with respect to the consolidated financial statements, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

                         Dr. Arnold Miller (chairman)
                         Bradley J. Hoecker
                         Lawrence J. Schoenberg


Stockholder Communications with Board of Directors

         The Board of Directors adopted a policy regarding the submission of communications by stockholders to the Board of Directors or to individual Board members. Stockholders may submit communications in writing, which should be sent to the Company's Secretary at Merisel, Inc., 200 Continental Blvd., El Segundo, California 90245. These communications will be delivered to the Board or any individual director, as specified.

The Company encourages its board members to attend each annual meeting of stockholders. One board member attended the Annual Meeting of Stockholders held in 2003.

Director Compensation

         Each nonemployee director is entitled to receive an annual retainer fee of $24,000, $1,000 for each Board of Directors meeting attended ($500 for meetings held telephonically), $1,000 quarterly for acting as the chairman of a committee of the Board of Directors, and $500 for each committee meeting attended plus reimbursement for travel expenses incurred in attending Board of Directors and committee meetings.

Ownership of Common Stock

         The following table sets forth as of September 13, 2004 certain information regarding beneficial ownership of the Company's Common Stock by each stockholder known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock as of such date, each director and named executive officer of the Company and all directors and executive officers as a group. Unless otherwise indicated, the stockholders have sole voting and investment power with respect to shares beneficially owned by them, subject to community property laws, where applicable. The address for those individuals for which address is not otherwise indicated is: c/o Merisel, Inc., 200 Continental Blvd., El Segundo, California 90245.

Name and Address                                        Amount and Nature of           Percent of
                                                        Beneficial Ownership          Shares Owned
Traci Barnett...............................                 -0-  (1)                      *
Albert J. Fitzgibbons III...................                 -0-  (2)                      *
Bradley J. Hoecker..........................                 -0-  (2)                      *
Timothy N. Jenson...........................             134,415  (3)(4)                 1.75%
Dr. Arnold Miller...........................                 500  (5)                      *
Phoenix Acquisition Company II, L.L.C.......           6,271,694  (6)(7)                  70%
 767 5th Avenue, 48th Floor
 New York, New York 10153
Lawrence J. Schoenberg......................              36,358  (5)                      *
Allyson Vanderford..........................               3,852  (3)                      *
All Directors and Executive Officers........             175,125  (3)(8)                 2.38%
  as a Group (8 Persons)

*Less than 1%
(1)      Ms. Barnett's employment with the Company terminated July 9, 2004.
(2) Each of Messrs. Fitzgibbons and Hoecker is a director or partner of certain affiliates of Phoenix Acquisition Company II, L.L.C. ("Phoenix") and, therefore, may be deemed to beneficially own the 6,271,694 shares of Common Stock beneficially owned by Phoenix. Each of Messrs. Fitzgibbons and Hoecker disclaims such beneficial ownership. The address of each of Messrs. Fitzgibbons and Hoecker is the same as that given for Phoenix.
(3) Includes shares held in the Company's 401(k) plan for the accounts of the following individuals: Mr. Jenson-8,155; Ms. Vanderford-2,352. The administrative committee of the Company's 401(k) plan directs the voting of shares held in the plan.
(4) Includes 25,000 shares issuable with respect to stock options exercisable within 60 days after September 13, 2004 and 101,260 shares for which Mr. Jenson shares voting and investment power with his spouse.
(5) Includes 300 shares issuable with respect to stock options exercisable within 60 days after September 13, 2004.
(6) Includes 1,271,694 shares of Common Stock into which the Convertible Preferred Stock beneficially owned by Phoenix is convertible within 60 days after September 13, 2004.
(7) All information regarding share ownership (except for (6) above) is taken from and furnished in reliance upon the Schedule 13D filed by

         Phoenix pursuant to Section 13(d) of the Securities Exchange Act of 1934. Stonington Capital Appreciation 1994 Fund, L.P. (the "Fund") is the sole member of Phoenix. Stonington Partners, L.P. ("Stonington LP") is the general partner of the Fund, and Stonington Partners, Inc. II ("Stonington II") is the general partner of Stonington LP. The Fund is managed by Stonington. The following individuals are the directors and/or officers of Stonington and Stonington II and have shared voting and dispositive powers with respect to the Common Stock held by
         Phoenix: Alexis P. Michas; James J. Burke, Jr.; Albert J. Fitzgibbons III; and Bradley J. Hoecker. Stonington LP, Stonington II, Stonington and each of the directors and officers of Stonington II and Stonington disclaim beneficial ownership of these shares.
(8) Includes 25,600 shares issuable with respect to stock options exercisable within 60 days after September 13, 2004.

                             Executive Compensation

Summary Compensation Table

         The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer, and the Company's other executive officers whose salary and bonus exceeded $100,000 for the 2003 fiscal year (the "named executive officers").

                                                                             Long Term
                                                                           Compensation      All Other
Name and                                       Annual Compensation            Awards        Compensation
Principal Position               Year          Salary($) Bonus($)         SARs/Options(#)      ($)(1)
------------------               ----          ------------------         ---------------      ------

Timothy N. Jenson              2003            400,000    421,094(2)             -0-            6,000
  Chief Executive Officer,     2002            400,000    661,590(2)             -0-            5,500
  President and Assistant      2001(3)         373,077    300,000                -0-           70,100
  Secretary

Traci Barnett                  2003            179,769      50,000               -0-            6,000
  Vice President,              2002            170,961      61,500               -0-            5,500
  Sales and Marketing          2001(4)         101,538        -0-                25,000         2,369

Allyson Vanderford             2003            139,321      50,000               -0-            5,679
  Vice President,              2002            124,038      50,000               -0-            5,221
  Finance and Treasurer        2001            114,230      25,000               -0-            4,176


(1) Includes amounts contributed by the Company to the Company's 401(k) plan as follows: Mr. Jenson - $6,000 in 2003, $5,500 in 2002, and $5,100 in 2001;
     Ms. Barnett - $6,000 in 2003, $5,500 in 2002 and $2,369 in 2001; and Ms.
     Vanderford - $5,679 in 2003, $5,221 in 2002, and $4,176 in 2001. For Mr.
     Jenson, the amount for 2001 also includes the forgiveness of a loan used to purchase shares of the Company's common stock.

(2) Consists of bonus compensation payable pursuant to a retention agreement entered into as of April 1, 2001 between Mr. Jenson and the Company. See "Employment and Change of Control Arrangements" below. Portions of such bonus payments have been deferred by Mr. Jenson pursuant to the Deferred Compensation Agreement between Mr. Jenson and the Company dated December 18, 2001.

(3)  Mr. Jenson was appointed Chief Executive Officer and President April 1,
     2001.

(4) Ms. Barnett's employment by the Company commenced April 30, 2001 and terminated July 9, 2004.

Options in 2003

         The following table summarizes stock option exercises during 2003 to or by the named executive officers and the value of the options held by such persons as of December 31, 2003. The amounts listed in such tables reflect a one-for-ten reverse stock split that was effective on April 14, 2001.

                       Aggregated Option Exercises in 2003

                      and Value of Options at 2003 Year End

                                                  Number of Securities                 Value of Unexercised
                              Shares             Underlying Unexercised               In-the-Money Options at
                            Acquired on      Options at Fiscal Year End (#)           Fiscal Year End ($)(1)
                                                                                      ----------------------
           Name            Exercise (#)     Exercisable        Unexercisable       Exercisable     Unexercisable
           ----            ------------     -----------        -------------       -----------     -------------
Timothy N. Jenson........       -0-             22,500               2,500              ---              ---
Traci Barnett............       -0-              7,500 (2)          17,500           29,325           68,425
Allyson Vanderford.......       -0-                ---                 ---              ---              ---
----------

(1) The fair market value of the Common Stock as of December 31, 2003 was $5.91.
(2) Such shares were exercised in July 2004 upon the termination of Ms. Barnett's employment with the Company.

Equity Compensation Plan Information

         The following table provides information regarding (i) the aggregate number of securities (consisting of Merisel Common Stock) to be issued under all of Merisel's stock option plans upon exercise of outstanding options, warrants and other rights and their weighted-average exercise price as of December 31, 2003 and (ii) the number of securities remaining available for issuance under such plans. All of the Company's equity compensation plans have been approved by the Company's stockholders.

                                                                                          Number of securities
                              Number of securities            Weighted-average          remaining available for
                                to be issued upon            exercise price of            future issuance under
                             exercise of outstanding        outstanding options,           equity compensation
                                    options,                      warrants             plans (excluding securities
Plan Category                  warrants and rights               and rights             reflected in column (a))
-------------                  -------------------         ----------------------      ------------------------
                                       (a)                          (b)                            (c)
Equity compensation
   plans approved by
   stockholders                    80,945 (1)                      $18.04                      626,154 (2)

(1) Consists of the 1991 Employee Stock Option Plan, 1992 Stock Option Plan for Non-Employee Directors and 1997 Stock Award and Incentive Plan (the "1997 Plan").
(2)      All such shares are available for issuance under the 1997 Plan.

         Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee of the Board of Directors, who are appointed by the Board of Directors, are Messrs. Fitzgibbons and Schoenberg and Dr. Miller. Messrs. Fitzgibbons, Schoenberg and Dr. Miller have never been employed by the Company and Dr. Miller and Mr. Schoenberg are members of the Audit Committee.

         Compensation Committee Report on 2003 Executive Compensation

         The Compensation Committee (the "Committee") of the Board of Directors is currently comprised of Messrs. Fitzgibbons and Schoenberg and Dr. Miller. The Committee is authorized to make recommendations to the Board of Directors concerning the compensation of the Company's Chief Executive Officer, to determine the compensation of the Company's President, Chief Operating Officer, Chief Financial Officer and other executive officers, to approve on an annual basis the Company's management bonus plan and to make grants of stock options and other stock-related incentive compensation awards. Any member of the Board of Directors who is also an executive officer does not participate when the Board of Directors reviews his compensation. In 2003, the Committee made no recommendations regarding changes in executive compensation and approved no grants of stock options or other stock-related compensation awards.

         As required by rules designed to enhance the disclosure of Merisel's executive compensation policies and practices, the following is the Committee's report addressing the compensation of the Company's executive officers for 2003.

         Compensation Policy. The Company's executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company's annual performance and short-term objectives, its long-term objectives, and its ability to attract and retain qualified executive officers. The Committee attempts to achieve these goals by integrating competitive annual base salaries with (a) bonuses based on corporate performance and other performance measures and on the achievement of internal strategic objectives and
(b) stock options or other stock-based incentive awards through the Company's stock option and similar plans. The Committee believes that cash compensation in the form of salary and bonus provides Company executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options or other stock-based awards encourages growth in management stock ownership, which in turn leads to the expansion of management's stake in the long-term performance and success of the Company.

         Base Salary and Bonuses. The base salary levels of executive officers in 2003 were not increased as part of an across-the-board salary increase, however, certain executives received salary increases that primarily consisted of merit increases. The compensation of newly hired executives is generally determined based upon the individual's previous experience and industry standards for compensation paid to employees with comparable responsibilities.

         Stock Options. The Company has adopted a long-term incentive compensation strategy to provide incentives and reward management's contribution to the achievement of long-term Company performance goals, as measured by the market value of the Common Stock. In determining the amount of option grants to an individual, the Committee considers, among other things, the level of responsibility, position, contribution and anticipated performance requirements of such individual as well as prior grants to such individual and grants to individuals in comparable positions. While the Company has been pursuing its acquisition strategy during the last two years and in part because of the reduced size of the Company, the Board of Directors has determined to grant very limited stock-based awards during this period.

         Compensation of Chief Executive Officer. In March 2001, the Board of Directors approved the terms of Mr. Jenson's compensation as chief executive officer, which included an annual base salary of $400,000, which the Board believed was competitive for chief executive officers in similar situations and with Mr. Jenson's experience. Because of the importance to the Company of generating cash in connection with the wind-down of the Company's U.S. hardware distribution business, the Board of Directors provided for bonus payments based on the achievement of specified objectives relating to the generation of cash. See "Executive Compensation - Summary Compensation Table" above. In 2004, as a result of the reduced size of the Company, the Compensation Committee recommended, and the Board of Directors approved, a reduction of Mr. Jenson's salary from $400,000 to $200,000.

         Corporate Tax Deduction on Compensation. To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and to the executives of various compensation. Some types of compensation and their deductibility depend upon the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws also affect the deductibility of compensation. To the extent reasonably practicable and to the extent it is within the Committee's control, the

Committee intends to limit executive compensation in ordinary circumstances to that deductible under Section 162(m) of the Internal Revenue Code of 1986. In doing so, the Committee may utilize alternatives (such as deferring compensation) for qualifying executive compensation for deductibility and may rely on grandfathering provisions with respect to existing contractual commitments.


                        Lawrence J. Schoenberg (chairman)
                            Albert J. Fitzgibbons III
                                Dr. Arnold Miller


         Stock Price Performance Graph

         The following graph compares the total cumulative stockholder return on the Common Stock from December 31, 1999 to December 31, 2003 to that of the Standard & Poor's MidCap Index, an index that includes 400 companies with a total capitalization of $968,000,583,380 as of December 31, 2003, and
(b) a combination, assuming investment on a weighted average basis, of the Standard & Poor's Computer Systems Index and the Standard & Poor's Computer Software & Services Index over the same period. The graph assumes that the value of an investment in Common Stock and in each such index was $100 on December 31, 1998, and that all dividends have been reinvested. Cumulative total stockholder return consists of change in stock price and cumulative dividends, assuming dividend reinvestment.


Employment and Change of Control Arrangements

         The Company entered into a retention agreement with Mr. Jenson, effective as of April 1, 2001. The Company amended the retention agreement effective July 1, 2004. Pursuant to the amended retention agreement, Mr. Jenson serves as the Chief Executive Officer and President of the Company with an annual base salary of $200,000. The retention agreement provided that Mr. Jenson would be entitled to certain bonus payments based upon the achievement of specified objectives that relate to the generation of cash. Mr. Jenson has received bonus payments of $661,590 in 2002 and $421,029 in 2003 under the retention agreement. The Company has no obligation to retain or continue Mr. Jenson as an employee and his employment status as an "at-will" employee of the Company is not affected by the retention agreement. If Mr. Jenson's employment with the Company is terminated for any reason the Company will pay Mr. Jenson a lump sum payment equal to $400,000 and the Company will reimburse Mr. Jenson for the cost of his COBRA payments for the twelve-month period following his termination.

Certain Relationships and Related Transactions

         Merisel has entered into Indemnity Agreements with some of its directors and executive officers, which agreements require Merisel, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors, officers, employees or agents of Merisel (other than liabilities arising from conduct in bad faith or which is knowingly fraudulent or deliberately dishonest), and, under certain circumstances, to advance their expenses incurred as a result of proceedings brought against them.


Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's executive officers and directors and holders of more than ten percent of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such reports they file. Based on its review of the copies of such reports received by it and on written representations from its directors and officers, the Company believes that, during 2003, all filing requirements applicable to its directors and executive officers and such holders were complied with.


                          RELATIONSHIP WITH AND FEES OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Audit Committee had selected and appointed Deloitte & Touche LLP, certified public accountants, to continue as the Company's auditors and to audit the books of account and other records of the Company for the fiscal year ended December 31, 2003. Deloitte & Touche LLP has audited the Company's financial statements since 1981. A representative of that firm is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions. The Company has been advised that neither such firm, nor any of its partners or associates, has any direct or indirect financial interest in or any connection with the Company other than as accountants and auditors.


Audit and Non-Audit Fees

           The following table presents fees for professional audit services rendered by the Company's principal accounting firm, Deloitte & Touche LLP ("D&T") for the audit of the Company's annual financial statements and review of the quarterly financial statements for 2002 and 2003, and fees billed for other services rendered by D&T.


                                            2002                   2003
                                            ----                   ----
Audit fees                              $142,350               $128,225

Audit-related fees (1)                  $163,054               $108,628

Tax fees (2)                             $42,136                $61,294

All other fees                               -0-                    -0-

Total                                   $347,540               $298,147

        (1) Audit-related fees were primarily for acquisition related due diligence and accounting consultation in 2002 and 2003.

        (2)     Tax fees were primarily for tax compliance and consulting.

        In accordance with existing Audit Committee policy, all services to be provided by D&T are subject to pre-approval by the Audit Committee. This includes audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and relates to a particular category or group of services and is subject to a specific budget. In other cases, Dr. Miller, as the Designated Member, has the delegated authority from the Audit Committee to pre-approve additional services, and such pre-approvals are then communicated to the full Audit Committee. All of the fees listed above have been approved by the Audit Committee.


                                  OTHER MATTERS

         Management does not know of any other matters to be presented at the Annual Meeting. If other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on them in their discretion.

Stockholder Proposals for Inclusion in 2005 Proxy Statement

         In order to be considered for inclusion in the proxy statement and proxy card relating to the Company's 2005 Annual Meeting of Stockholders, stockholder proposals must be received at the Company's executive offices at 200 Continental Blvd., El Segundo, California 90245, addressed to the attention of the Corporate Secretary, within a reasonable period of time prior to the printing and mailing of the 2005 proxy statement, anticipated to be May, 2005. The exact date by which submissions must be submitted for inclusion will be set forth in a subsequent report by the Company on Form 10-Q or 10-K. Stockholder proposals submitted to the Company for consideration at the Company's Annual Meeting of Stockholders to be held in 2005 after the date provided in such subsequent SEC filing will be considered untimely under Rule 14a-4(c)(i) promulgated by the SEC. Accordingly, the proxies solicited with respect to the Company's 2005 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposals received by the Company after such date.

Annual Report on Form 10-K

         The Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (without exhibits thereto) has been mailed with this Proxy Statement. The Company will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to Investor Relations, Merisel, Inc., 200 Continental Blvd., El Segundo, California 90245.



Code Of Business Conduct

         The Board of Directors has adopted and approved the Company Code of Business Conduct (the "Code"). All of the Company's directors, officers and employees are subject to the standards and requirements set forth in the Code and are required to sign a certificate of compliance. The Code can be found on the Company's website www.merisel.com under Investor Relations.


                                       By Order of the Board of Directors


                                       /s/Lesley A. Mobbs
                                       -------------------------------------
                                       Lesley A. Mobbs
                                       Secretary
El Segundo, California
September 14, 2004

PROXY FORM

                                  MERISEL, INC.
                            200 Continental Boulevard
                             El Segundo, California

This Proxy is Solicited on Behalf of the Board of Directors of MERISEL, INC.

         The undersigned stockholder of Merisel, Inc., a Delaware corporation, acting under the Delaware General Corporation Law, hereby constitutes and appoints Timothy N. Jenson and Lesley A. Mobbs, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders of said corporation to be held on October 27, 2004, 10:00 a.m., at 200 Continental Blvd., El Segundo, California, and at any adjournments thereof, and to vote, as follows:


PROPOSAL NO. 1: To approve the Charter Amendment

|_| FOR                      |_| AGAINST                            |_| ABSTAIN



PROPOSAL NO. 2: To elect two Class I directors to serve until the third succeeding annual meeting of stockholders.

 |_| FOR THE NOMINEES LISTED BELOW            |_| WITHOLD AUTHORITY TO VOTE FOR
                                                  THE NOMINEES LISTED BELOW


   Albert J. Fitzgibbons III                      Lawrence J. Schoenberg


         Said attorneys and proxies, and each of them, shall have the powers which the undersigned would have if acting in person. The undersigned hereby revokes any other proxy to vote at such Meeting and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. In their discretion, said proxies are specifically authorized to vote with respect to all other matters as many properly come before the Meeting, including matters incident to the conduct of the Meeting and with respect to the election of any person as a director if a bona fide nominee for that office is named in the Proxy Statement and such nominee is unable to serve or for good cause will not serve.

   -----------------------------------------------------------------------



                   IMPORTANT - PLEASE SIGN ON THE OTHER SIDE.

This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR PROPOSALS ABOVE.


The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement relating to the Meeting and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.




------------------------------------
Signature of Stockholder


Dated:                              , 2004
      ------------------------------




-------------------------------------
Signature of Stockholder


Dated:                              , 2004
      ------------------------------


------------------------------------------------
Important: In signing this proxy, please sign your names on the signature lines in the same way as it is stenciled on this proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such.
EACH JOINT TENANT SHOULD SIGN.
------------------------------------------------



PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                                                      ANNEX I

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  MERISEL, INC.


---------------------------------------------------------------------------
                     PURSUANT TO SECTION 242 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE
---------------------------------------------------------------------------

Merisel, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), does hereby certify as follows:


         FIRST: Pursuant to a Unanimous Written Consent dated September 10, 2004, resolutions were adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and submitting said amendment for consideration before the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:


         RESOLVED, that the first paragraph of Article IV of the Corporation's Restated Certificate of Incorporation be amended to read in its entirety as set forth below:

         "The Corporation is authorized to issue a total of 31,000,000 shares of stock which shall be divided into two classes of shares designated as "Common Stock" and "Preferred Stock". The number of shares of Common Stock authorized to be issued is 30,000,000 with a par value of $.01 per share, and the number of shares of Preferred Stock authorized to be issued is 1,000,000 with a par value of $.01 per share."

         SECOND: That thereafter, pursuant to resolution of the Corporation's Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares required by statute were voted in favor of the amendment.

         THIRD: The foregoing amendment was duly adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEROF, Merisel, Inc. has caused this Certificate of Amendment to be duly executed in its corporate name the ____ day of October, 2004.


                                     MERISEL, INC.


                                     By:____________________
                                        Timothy N. Jenson
                                        Chief Executive Officer and President